     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1997.
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ATLANTIC RICHFIELD COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     23-0371610
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

             515 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA 90071
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                ATLANTIC RICHFIELD CAPITAL ACCUMULATION PLAN II
                ATLANTIC RICHFIELD CAPITAL ACCUMULATION PLAN III
                       ATLANTIC RICHFIELD SAVINGS PLAN II
                      ATLANTIC RICHFIELD SAVINGS PLAN III
                           (FULL TITLE OF THE PLANS)

                            BRUCE G. WHITMORE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           ATLANTIC RICHFIELD COMPANY
             515 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA 90071
                                 (213) 486-1774
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to
                              DIANE A. WARD, ESQ.
                     SENIOR COUNSEL -- SECURITIES & FINANCE
                           ATLANTIC RICHFIELD COMPANY
             515 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA 90071
                                 (213) 486-2808
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                       PROPOSED
                                                     PROPOSED          MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES         AMOUNT TO BE   MAXIMUM OFFERING     AGGREGATE      REGISTRATION
        TO BE REGISTERED           REGISTERED    PRICE PER SHARE    OFFERING PRICE       FEE
-------------------------------------------------------------------------------------------------
Shares of Common Stock, par
  value $2.50 per share, which
  may be purchased or
  distributed pursuant to the
  Atlantic Richfield Capital
  Accumulation Plan II, Atlantic
  Richfield Capital Accumulation
  Plan III, Atlantic Richfield
  Savings Plan II and Atlantic
  Richfield Savings Plan III....  3,000,000(1)     $144.8125(2)    $434,437,500(2)     $131,648
=================================================================================================

(1) This registration statement also relates to such indeterminate number of additional shares as may be offered as a result of a stock split or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices per share of the Registrant's Common Stock on May 7, 1997, as reported on the New York Stock Exchange Composite Tape.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SHARES.

     Pursuant to General Instruction E to Form S-8, this Registration Statement is filed for the purpose of registering 3,000,000 additional shares of common stock, par value $2.50 per share ("Common Stock"), of Atlantic Richfield Company (the "Company"), a Delaware corporation, authorized for issuance under the terms of each of the Atlantic Richfield Capital Accumulation Plan II (the "CAP Plan II"), the Atlantic Richfield Capital Accumulation Plan III (the "CAP Plan III"), the Atlantic Richfield Savings Plan II (the "Savings Plan II") and the Atlantic Richfield Savings Plan III (the "Savings Plan III").

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, the contents of the following Registration Statements filed with the Securities and Exchange Commission (the "Commission") on November 7, 1990, are hereby incorporated by reference:

     (1) CAP Plan II Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 33-21160 and Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 33-23639.

     (2) CAP Plan III Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 33-21553 and Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 33-23640.

     (3) Savings Plan II Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 33-21162.

     (4) Savings Plan III Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 33-21552.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Diane A. Ward, Esq., Senior Counsel -- Securities & Finance of the Company, 515 South Flower Street, Los Angeles, California 90071, has rendered an opinion with respect to the shares of Common Stock offered pursuant to this Registration Statement. As of May 7, 1997, she owned directly options to purchase 997 shares of such stock and owned indirectly approximately 904 shares of Common Stock under the Company's benefit plans.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware as set forth below.

     Section 145 of the General Corporation Law of the State of Delaware provides:

          (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Company currently carries Directors' and Officers' Liability Insurance with a limit of $205 million to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware.

ITEM 8.  EXHIBITS.

      3.1      Restated Certificate of Incorporation of the Company as of June 27, 1994,
               filed with the Commission as Exhibit 3 to the Company's report on Form 10-Q for the quarterly period ended June 30, 1994, under File No. 1-1196 and incorporated herein by reference.

      3.2      By-Laws of the Company as amended through January 23, 1989, filed with the
               Commission as Exhibit 3.2 to the Company's report on Form 10-K for the year
               1993, under File No. 1-1196 and incorporated herein by reference.

      4.1      Rights Agreement dated as of July 24, 1995 between the Company and First
               Chicago Trust Company of New York, as Rights Agent, filed with the Commission as Exhibit 4 to the Company's report on Form 10-Q for the quarterly period ended June 30, 1995, under File No. 1-1196 and incorporated herein by reference.

      4.2(a)   Amendment and restatement of the CAP Plan II, effective July 1, 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the CAP Plan II's
               Annual Report on Form 11-K for the fiscal year ended June 30, 1994, under
               File Nos. 33-21160 and 33-23639 and incorporated herein by reference.

      4.2(b)   Amendment and restatement of the CAP Plan III, effective July 1, 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the CAP Plan III's
               Annual Report on Form 11-K for the fiscal year ended June 30, 1994, under
               File Nos. 33-21553 and 33-23640 and incorporated herein by reference.

      4.2(c)   Amendment and restatement of the Savings Plan II, effective July 1, 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the Savings
               Plan II's Annual Report on Form 11-K for the fiscal year ended June 30, 1994, under File No. 33-21162 and incorporated herein by reference.

      4.2(d)   Amendment and restatement of the Savings Plan III, effective July 1, 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the Savings
               Plan III's Annual Report on Form 11-K for the fiscal year ended June 30,
               1994, under File No. 33-21552 and incorporated herein by reference.

      4.3(a)   Amendment No. 1 to the amended and restated CAP Plan II, effective July 1,
               1994, filed with the Commission on December 16, 1996, as Exhibit 10.1 to the
               CAP Plan II's Annual Report on Form 11-K for the fiscal year ended June 30,
               1996, under File Nos. 33-21160 and 33-23639 and incorporated herein by reference.

      4.3(b)   Amendment No. 1 to the amended and restated CAP Plan III, effective July 1,
               1994, filed with the Commission on December 16, 1996, as Exhibit 10.1 to the
               CAP Plan III's Annual Report on Form 11-K for the fiscal year ended June 30,
               1996, under File Nos. 33-21553 and 33-23640 and incorporated herein by reference.

      4.3(c)   Amendment No. 1 to the amended and restated Savings Plan II, effective July
               1, 1994, filed with the Commission on December 16, 1996, as Exhibit 10.1 to the Savings Plan II's Annual Report on Form 11-K for the fiscal year ended
               June 30, 1996, under File No. 33-21162 and incorporated herein by reference.

      4.3(d)   Amendment No. 1 to the amended and restated Savings Plan III, effective July
               1, 1994, filed with the Commission on December 16, 1996, as Exhibit 10.1 to the Savings Plan III's Annual Report on Form 11-K for the fiscal year ended
               June 30, 1996, under File No. 33-21552 and incorporated herein by reference.

      4.4(a)   Amendment No. 2 to the amended and restated CAP Plan II, effective August 5,
               1996, filed with the Commission on December 16, 1996, as Exhibit 10.2 to the
               CAP Plan II's Annual Report on Form 11-K for the fiscal year ended June 30,
               1996, under File Nos. 33-21160 and 33-23639 and incorporated herein by reference.

      4.4(b)   Amendment No. 2 to the amended and restated CAP Plan III, effective August 5,
               1996, filed with the Commission on December 16, 1996, as Exhibit 10.2 to the
               CAP Plan III's Annual Report on Form 11-K for the fiscal year ended June 30,
               1996, under File Nos. 33-21553 and 33-23640 and incorporated herein by reference.

      4.4(c)   Amendment No. 2 to the amended and restated Savings Plan II, effective August
               5, 1996, filed with the Commission on December 16, 1996, as Exhibit 10.2 to the Savings Plan II's Annual Report on Form 11-K for the fiscal year ended
               June 30, 1996, under File No. 33-21162 and incorporated herein by reference.

      4.4(d)   Amendment No. 2 to the amended and restated Savings Plan III, effective
               August 5, 1996, filed with the Commission on December 16, 1996, as Exhibit
               10.2 to the Savings Plan III's Annual Report on Form 11-K for the fiscal year ended June 30, 1996, under File No. 33-21552 and incorporated herein by reference.

      4.5(a)   CAP Plan II Trust Agreement between the Company and State Street Bank and
               Trust Company, as Trustee for the CAP Plan II (the "Trustee"), effective July
               1, 1988, filed as an exhibit to this registration statement.

      4.5(b)   CAP Plan III Trust Agreement between the Company and the Trustee for the CAP
               Plan III, effective July 1, 1988, filed as an exhibit to this registration statement.

      4.5(c)   Savings Plan II Trust Agreement between the Company and the Trustee for the
               Savings Plan II, effective July 1, 1988, filed as an exhibit to this registration statement.

      4.5(d)   Savings Plan III Trust Agreement between the Company and the Trustee for the
               Savings Plan III, effective July 1, 1988, filed as an exhibit to this registration statement.

      4.6(a)   Amendment No. 1 to the CAP Plan II Trust Agreement between the Company and the Trustee for the CAP Plan II, effective August 5, 1996, filed as an exhibit to this registration statement.

      4.6(b)   Amendment No. 1 to the CAP Plan II between the Company and the Trustee for the CAP Plan III, effective August 5, 1996, filed as an exhibit to this registration statement.

      4.6(c)   Amendment No. 1 to the Savings Plan II between the Company and the Trustee for the Savings Plan II, effective August 5, 1996, filed as an exhibit to this registration statement.

      4.6(d)   Amendment No. 1 to the Savings Plan III between the Company and the Trustee for the Savings Plan III, effective August 5, 1996, filed as an exhibit to this registration statement.

      5.1      Opinion of Diane A. Ward, Esq., dated May 7, 1997, as to the validity of the shares of Common Stock of the Registrant being registered.

      5.2      The Registrant hereby undertakes to submit to the Internal Revenue Service
               ("IRS") any amendments to any of the plans in a timely manner and will make all changes required by the IRS in order to qualify the plans.

     23.1      Consent of Coopers & Lybrand L.L.P.

     23.2      Consent of Diane A. Ward, Esq. (included in Exhibit 5.1).

     24        Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 9, 1997.

                                          ATLANTIC RICHFIELD COMPANY

                                          By:      /s/  ALLAN L. COMSTOCK

                                            ------------------------------------
                                                     Allan L. Comstock
                                               Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                TITLE                      DATE
------------------------------------------   ------------------------------   -----------------

             *MIKE R. BOWLIN                     Chairman of the Board
------------------------------------------      Chief Executive Officer
              Mike R. Bowlin                         and President
       Principal executive officer

          *ANTHONY G. FERNANDES                 Executive Vice President
------------------------------------------
           Anthony G. Fernandes

            *MARIE L. KNOWLES                   Executive Vice President
------------------------------------------        and Chief Financial
             Marie L. Knowles                           Officer
       Principal financial officer

           *WILLIAM E. WADE JR.                 Executive Vice President
------------------------------------------
           William E. Wade, Jr.

             *FRANK D. BOREN                            Director
------------------------------------------
              Frank D. Boren

            *LODWRICK M. COOK                           Director                    May 9, 1997
------------------------------------------
             Lodwrick M. Cook

            *RICHARD H. DEIHL                           Director
------------------------------------------
             Richard H. Deihl

               *JOHN GAVIN                              Director
------------------------------------------
                John Gavin

              *HANNA H. GRAY                            Director
------------------------------------------
              Hanna H. Gray

            *PHILIP M. HAWLEY                           Director
------------------------------------------
             Philip M. Hawley

               *KENT KRESA                              Director
------------------------------------------
                Kent Kresa

                SIGNATURE                                TITLE                      DATE
------------------------------------------   ------------------------------   -----------------

           *DAVID T. MCLAUGHLIN                         Director
------------------------------------------
           David T. McLaughlin

            *JOHN B. SLAUGHTER                          Director
------------------------------------------
            John B. Slaughter

               *HENRY WENDT                             Director                   May 9, 1997
------------------------------------------
               Henry Wendt

          /s/  ALLAN L. COMSTOCK                   Vice President and
------------------------------------------             Controller
            Allan L. Comstock
       Principal accounting officer


*By:         ALLAN L. COMSTOCK
     ---------------------------------
             Allan L. Comstock
            (Attorney-in-Fact)

                                PLAN SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Atlantic Richfield Capital Accumulation Plan II, the Atlantic Richfield Capital Accumulation Plan III, the Atlantic Richfield Savings Plan II and the Atlantic Richfield Savings Plan III has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 9, 1997.

                                ATLANTIC RICHFIELD CAPITAL ACCUMULATION PLAN II

                                By:            /s/ JOHN H. KELLY
                                   ---------------------------------------------
                                                   John H. Kelly
                                      Chairperson of the Capital Accumulation
                                          Plan II Administrative Committee

                                ATLANTIC RICHFIELD CAPITAL ACCUMULATION PLAN III

                                By:            /s/ JOHN H. KELLY
                                   ---------------------------------------------
                                                   John H. Kelly
                                      Chairperson of the Capital Accumulation
                                         Plan III Administrative Committee

                                ATLANTIC RICHFIELD SAVINGS PLAN II

                                By:            /s/ JOHN H. KELLY
                                   ---------------------------------------------
                                                   John H. Kelly
                                        Chairperson of the Savings Plan II
                                             Administrative Committee

                                ATLANTIC RICHFIELD SAVINGS PLAN III

                                By:            /s/ JOHN H. KELLY
                                   ---------------------------------------------
                                                   John H. Kelly
                                        Chairperson of the Savings Plan III
                                             Administrative Committee

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                          NUMBERED
       NO.                                   DESCRIPTION                                PAGE
     -------     ------------------------------------------------------------------- -----------
        3.1      Restated Certificate of Incorporation of the Company as of June 27,
                 1994, filed with the Commission as Exhibit 3 to the Company's report on Form 10-Q for the quarterly period ended June 30, 1994, under File No. 1-1196 and incorporated herein by reference.........

        3.2      By-Laws of the Company as amended through January 23, 1989, filed with the Commission as Exhibit 3.2 to the Company's report on Form
                 10-K for the year 1993, under File No. 1-1196 and incorporated herein by reference................................................

        4.1      Rights Agreement dated as of July 24, 1995 between the Company and
                 First Chicago Trust Company of New York, as Rights Agent, filed with the Commission as Exhibit 4 to the Company's report on Form
                 10-Q for the quarterly period ended June 30, 1995, under File No.
                 1-1196 and incorporated herein by reference........................

        4.2(a)   Amendment and restatement of the CAP Plan II, effective July 1,
                 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the CAP Plan II's Annual Report on Form 11-K for the fiscal year ended June 30, 1994, under File Nos. 33-21160 and 33-23639 and incorporated herein by reference...................................

        4.2(b)   Amendment and restatement of the CAP Plan III, effective July 1,
                 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the CAP Plan III's Annual Report on Form 11-K for the fiscal year ended June 30, 1994, under File Nos. 33-21553 and 33-23640 and incorporated herein by reference...................................

        4.2(c)   Amendment and restatement of the Savings Plan II, effective July 1,
                 1994, filed with the Commission on December 19, 1994, as Exhibit 10 to the Savings Plan II's Annual Report on Form 11-K for the fiscal year ended June 30, 1994, under File No. 33-21162 and incorporated herein by reference................................................

        4.2(d)   Amendment and restatement of the Savings Plan III, effective July
                 1, 1994, filed with the Commission on December 19, 1994, as Exhibit
                 10 to the Savings Plan III's Annual Report on Form 11-K for the
                 fiscal year ended June 30, 1994, under File No. 33-21552 and incorporated herein by reference...................................

        4.3(a)   Amendment No. 1 to the amended and restated CAP Plan II, effective
                 July 1, 1994, filed with the Commission on December 16, 1996, as
                 Exhibit 10.1 to the CAP Plan II's Annual Report on Form 11-K for
                 the fiscal year ended June 30, 1996, under File Nos. 33-21160 and
                 33-23639 and incorporated herein by reference......................

        4.3(b)   Amendment No. 1 to the amended and restated CAP Plan III, effective
                 July 1, 1994, filed with the Commission on December 16, 1996, as
                 Exhibit 10.1 to the CAP Plan III's Annual Report on Form 11-K for
                 the fiscal year ended June 30, 1996, under File Nos. 33-21553 and
                 33-23640 and incorporated herein by reference......................

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                          NUMBERED
       NO.                                   DESCRIPTION                                PAGE
     -------     ------------------------------------------------------------------- -----------
        4.3(c)   Amendment No. 1 to the amended and restated Savings Plan II, effective July 1, 1994, filed with the Commission on December 16,
                 1996, as Exhibit 10.1 to the Savings Plan II's Annual Report on
                 Form 11-K for the fiscal year ended June 30, 1996, under File No.
                 33-21162 and incorporated herein by reference......................

        4.3(d)   Amendment No. 1 to the amended and restated Savings Plan III, effective July 1, 1994, filed with the Commission on December 16,
                 1996, as Exhibit 10.1 to the Savings Plan III's Annual Report on
                 Form 11-K for the fiscal year ended June 30, 1996, under File No.
                 33-21552 and incorporated herein by reference......................

        4.4(a)   Amendment No. 2 to the amended and restated CAP Plan II, effective
                 August 5, 1996, filed with the Commission on December 16, 1996, as
                 Exhibit 10.2 to the CAP Plan II's Annual Report on Form 11-K for
                 the fiscal year ended June 30, 1996, under File Nos. 33-21160 and
                 33-23639 and incorporated herein by reference......................

        4.4(b)   Amendment No. 2 to the amended and restated CAP Plan III, effective
                 August 5, 1996, filed with the Commission on December 16, 1996, as
                 Exhibit 10.2 to the CAP Plan III's Annual Report on Form 11-K for
                 the fiscal year ended June 30, 1996, under File Nos. 33-21553 and
                 33-23640 and incorporated herein by reference......................

        4.4(c)   Amendment No. 2 to the amended and restated Savings Plan II, effective August 5, 1996, filed with the Commission on December 16,
                 1996, as Exhibit 10.2 to the Savings Plan II's Annual Report on
                 Form 11-K for the fiscal year ended June 30, 1996, under File No.
                 33-21162 and incorporated herein by reference......................

        4.4(d)   Amendment No. 2 to the amended and restated Savings Plan III, effective August 5, 1996, filed with the Commission on December 16,
                 1996, as Exhibit 10.2 to the Savings Plan III's Annual Report on
                 Form 11-K for the fiscal year ended June 30, 1996, under File No.
                 33-21552 and incorporated herein by reference......................

        4.5(a)   CAP Plan II Trust Agreement between the Company and State Street
                 Bank and Trust Company, as Trustee for the CAP Plan II (the
                 "Trustee"), effective July 1, 1988, filed as an exhibit to this registration statement.............................................

        4.5(b)   CAP Plan III Trust Agreement between the Company and the Trustee for the CAP Plan III, effective July 1, 1988, filed as an exhibit to this registration statement.....................................

        4.5(c)   Savings Plan II Trust Agreement between the Company and the Trustee for the Savings Plan II, effective July 1, 1988, filed as an exhibit to this registration statement.............................

        4.5(d)   Savings Plan III Trust Agreement between the Company and the
                 Trustee for the Savings Plan III, effective July 1, 1988, filed as an exhibit to this registration statement..........................

        4.6(a)   Amendment No. 1 to the CAP Plan II Trust Agreement between the
                 Company and the Trustee for the CAP Plan II, effective August 5,
                 1996, filed as an exhibit to this registration statement...........

                                                                                     SEQUENTIALLY
     EXHIBIT                                                                          NUMBERED
       NO.                                   DESCRIPTION                                PAGE
     -------     ------------------------------------------------------------------- -----------
        4.6(b)   Amendment No. 1 to the CAP Plan III between the Company and the
                 Trustee for the CAP Plan III, effective August 5, 1996, filed as an exhibit to this registration statement.............................

        4.6(c)   Amendment No. 1 to the Savings Plan II between the Company and the
                 Trustee for the Savings Plan II, effective August 5, 1996, filed as an exhibit to this registration statement..........................

        4.6(d)   Amendment No. 1 to the Savings Plan III between the Company and the
                 Trustee for the Savings Plan III, effective August 5, 1996, filed as an exhibit to this registration statement.......................

        5.1      Opinion of Diane A. Ward, Esq., dated May 7, 1997, as to the validity of the shares of Common Stock of the Registrant being registered.........................................................

        5.2      The Registrant hereby undertakes to submit to the Internal Revenue
                 Service ("IRS") any amendments to any of the plans in a timely manner and will make all changes required by the IRS in order to qualify the plans..................................................

       23.1      Consent of Coopers & Lybrand L.L.P. ...............................

       23.2      Consent of Diane A. Ward, Esq. (included in Exhibit 5.1)...........

         24      Power of Attorney..................................................